Exhibit 1

KongZhong Announces Third Quarter 2014 Financial Results

on November 24, 2014

BEIJING, China - November 3, 2014 - KongZhong Corporation (NASDAQ: KZ), a leading online games publisher and developer in the PRC, today announces that it will release unaudited financial results for the third quarter ended September 30, 2014, after the close of the U.S. market on Monday, November 24, 2014.

The Company will host a corresponding conference call and live webcast to discuss the results at 7:30 PM Eastern Standard Time (EST) on Monday, November 24, 2014 (8:30 AM Beijing/Hong Kong Time, Tuesday, November 25, 2014). Please dial-in five minutes prior to the call to register and receive further instruction.

The dial-in details for the live conference call are as below:

- U.S. Toll Free Dial-in Number: +1 800 742 9301

- U.S. Dial-in Number: +1 845 507 1610

- Hong Kong Toll Free Dial-in Number: 800 906 648

- Hong Kong Dial-in Number: +852 3051 2792

- Mainland China Dial-in Number: 800 870 0210, 400 120 3170

- International Dial-in Number: +61 2 8373 3610

Passcode: 2777 2594

The conference call will be available live via webcast on the Investors Relations section of KongZhong’s website at http://ir.kongzhong.com. The archive replay will be available on the website shortly after the call.

A dial-in replay of the conference call will be available until December 2, 2014:

- U.S. Toll Free Dial-in Number: +1 855 452 5696

- U.S. Dial-in Number: +1 646 254 3697

- Hong Kong Toll Free Dial-in Number: 800 963 117

- Hong Kong Dial-in Number: +852 3051 2780

- Mainland China Toll Free Dial-in Number: 800 870 0205, 400 602 2065

- International Dial-in Number: +61 2 8199 0299
Passcode: 2777 2594

About KongZhong

KongZhong Corporation (NASDAQ: KZ), listed on Nasdaq in 2004, is a leading online game developer and operator in China. KongZhong operates three main business units, namely Internet Games, Mobile Games and WVAS. Under Internet Games, KongZhong operates the largest Chinese military gaming platform under the "WAR SAGA" brand, which includes games such as World of Tanks, World of Warplanes and World of Warships. On May 15, 2014, KongZhong officially launched the most-anticipated 3D fantasy MMORPG Guild Wars 2 in China. KongZhong has the exclusive publishing rights for World of Tanks, World of Warplanes and World of Warships, Guild Wars 2, Auto Club Revolution, Blitzkrieg 3 and other titles in Mainland China.

KongZhong entered the smartphone game industry in 2011 through an acquisition of smartphone game engine and has expanded its mobile game development team across 4 cities across Mainland China. KongZhong offers popular mobile games in China and overseas with over 10 smartphone games across various genres being under development, including RPG, RTS, military, fantasy and etc. For more information, please visit http://ir.kongzhong.com.

KongZhong Contacts

Investor Contact

Liddy Li

Investor Relations

Tel.: (+86-10) 8857.6000

E-mail: ir@kongzhong.com

Media Contact

Xingran Chen

Public Relations

Tel: (+86-10) 8857.6000

E-mail: chenxingran@kongzhong.com